Exhibit 10.1

Execution Version

PREPAID FORWARD PURCHASE AGREEMENT

This Prepaid Forward Purchase Agreement (this “Agreement”) is entered into as of January 13, 2025, by and among Bowen Acquisition Corp., a Cayman Island exempted company (“Parent”), Qianzhi Group Holding (Cayman) Limited, an exempted company incorporated with limited liability in the Cayman Islands (“NewCo” or the “Company”), and the funds, accounts, and/other investment vehicles managed by Harraden Circle Investments, LLC signatory hereto (collectively, the “Purchaser”) (collectively the “Parties”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

Recitals

WHEREAS, Parent was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a business;

WHEREAS, on January 18, 2024, Parent entered into a Plan of Reorganization (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), among (i) Parent, (ii) Bowen Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of Parent (“Merger Sub”), (iii) Shenzhen Qianzhi BioTech Company Limited, a company incorporated in the People’s Republic of China, and (iv) the Company;

WHEREAS, in connection with the Business Combination Agreement, subject to the terms and following the satisfaction of certain conditions set forth therein, the following transactions are expected to occur (among others detailed in the Business Combination Agreement): Merger Sub shall merge with and into NewCo, with NewCo being the surviving company of the merger and becoming a wholly-owned subsidiary of Parent (the “Business Combination”);

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which prior to or concurrently with the closing of the Business Combination (the “Business Combination Closing”), the Purchaser shall purchase up to 550,000 Parent Ordinary Shares or such number of Parent Ordinary Shares as shall, following the Business Combination, when combined with all other shares of Parent Ordinary Shares owned by the Purchaser and its affiliates, not exceed 9.9% (the “Ownership Limit”) of the total number of shares of Parent Ordinary Shares to be outstanding after the Business Combination Closing (the shares to be purchased, the “Forward Purchase Shares,” and such amount of shares, the “Maximum Amount of Parent Ordinary Shares”) for an amount per share no higher than the trust redemption price (“Redemption Price”); and

WHEREAS, to the extent that the Purchaser is unable to acquire the Maximum Amount of Parent Ordinary Shares prior to or concurrently with the Business Combination Closing, the Parties wish to enter into one or more subscription agreements in the form attached hereto as Annex A (the “Subscription Agreement”)1 from time to time for the purchase by the Purchaser from NewCo after the Business Combination Closing, subject to the Ownership Limit and at Purchaser’s option, of a number of shares of Parent Ordinary Shares equal to 550,000, less the number of Forward Purchase Shares purchased prior to or concurrently with the Business Combination Closing (the “Additional Shares”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties agree as follows:

Agreement

1. Sale and Purchase of Shares.

(a) Forward Purchase Shares.

Subject to the terms and conditions set forth herein, the Purchaser shall purchase the Forward Purchase Shares from Parent shareholders who have previously elected to have such Parent Ordinary Shares redeemed and have effectively reversed its redemption election, for no greater than the Redemption Price indicated by Parent’s periodic report most recently filed with the SEC (the “Prepaid Forward Purchase Price”). The Forward Purchase Shares purchased prior to or concurrently with the Business Combination will be “Purchased Shares.” Of the Purchased Shares, 50,000 of such shares will be deemed “Commitment Shares,” and the remaining number of Purchased Shares will be deemed “Prepaid Forward Purchase Shares.”. Purchaser shall deliver to Parent written notice no later than one (1) business day on which Nasdaq and commercial banks in the City of New York are open for business following the closing of the Business Combination detailing the number of Purchased Shares (the “Forward Closing”).

(i)             No later than the earlier of (a) one business day after the Business Combination closing and (b) the date any assets from the Trust Fund (as defined below) are disbursed in connection with the Business Combination, Parent and NewCo shall cause Purchaser to be paid directly, out of the funds so disbursed, a cash amount (the “Prepayment Amount”) equal to the number of Purchased Shares multiplied by the Redemption Price.

1 NTD: The Subscription Agreement will provide for registration rights.

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(ii) Upon the sale of the Prepaid Forward Purchase Shares by the Purchaser, the Purchaser will remit the Reference Price (as defined below) per share to Parent, subject to adjustments and as provided in Section 1(a)(iii). On the date that is twelve (12) months after the Business Combination Closing (the “Maturity Date”), any Prepaid Forward Purchase Shares not sold by the Purchaser will be returned to Parent and any remaining amounts in respect of the Prepaid Forward Purchase Shares will be retained by Purchaser, less any amounts still owed to Parent from sales effected prior to the Maturity Date. Should all Prepaid Forward Purchase Shares be sold pursuant to the terms of this Agreement, the Maturity Date shall be accelerated to the date one day after the full settlement of such sales.

(iii) Until the Maturity Date, the Purchaser agrees to the following sales conditions for the Prepaid Forward Purchase Shares: (A) on a daily basis, all sales must either (I) equal or exceed the “Reference Price,” where the Reference Price will initially equal the Redemption Price and (II) at Parent’s option, may be reduced (but never increased) at any time to the lowest daily volume-weighted average price over the preceding ten (10) trading days. Any reset of the Reference Price shall be accomplished through a written notice from Parent to Purchaser pursuant to Section 8(a). Prior to the Maturity Date, the Purchaser may sell Commitment Shares in Purchaser’s sole discretion. For the avoidance of doubt the Commitment Shares may be sold at any price at the Purchaser’s sole discretion.

(iv) In the event that the Purchaser owns in excess of the Ownership Limit at the Business Combination Closing, Purchaser shall return to Parent a number of Prepaid Forward Purchase Shares such that, after the return of such Prepaid Forward Purchase Shares, it will own no more than the Ownership Limit after giving effect to the Business Combination. Purchaser shall retain the Redemption Price associated with any Prepaid Forward Purchase Shares returned pursuant to this paragraph.

(v) Notwithstanding the foregoing, Purchaser shall make no purchases of Forward Purchase Shares in the open market on or following the date that shareholders of Parent shall no longer be entitled to have their Parent Ordinary Shares redeemed in connection with the Business Combination (the “Redemption Deadline”), provided that Purchaser may effect purchases of Parent Ordinary Shares after the Redemption Deadline from a shareholder who has previously elected to have such Parent Ordinary Shares redeemed and has effectively reversed its redemption election, provided that the amount paid per Parent Ordinary Share is no higher than the Redemption Price.

(b) Additional Shares.

(i) To the extent that the Purchaser is unable to acquire the Maximum Amount of Parent Ordinary Shares prior to or concurrently with the Business Combination Closing due to the Ownership Limit, the Purchaser may, from time to time at Purchaser’s option, purchase a number of Parent Ordinary Shares equal to 550,000, less the number of Purchased Shares purchased prior to or concurrently with the Business Combination Closing, at the Redemption Price, pursuant to one or more subscription agreements to be entered into with Parent; provided, however, that the Purchaser shall not purchase an amount of Additional Shares such that, following the issuance of Additional Shares, its ownership would exceed the Ownership Limit unless the Purchaser in its sole discretion waives such Ownership Limit. For the avoidance of doubt, any Additional Shares purchased by the Purchaser will be deemed to be Purchased Shares for all purposes under this Agreement.

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(ii) The Prepayment Amount due to the Purchaser with respect to the Additional Shares shall be netted against the purchase price for the Additional Shares, with the Purchaser being able to reduce the purchase price for the Additional Shares by the Prepayment Amount.

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement.

(e) Sophistication. The Purchaser, and each of the funds managed by or affiliated with Purchaser for which Purchaser is acting as nominee, as applicable, (i) is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”)), (ii) is acquiring the securities hereunder only for his, her or its own account, and not for the account of others, or if Purchaser is subscribing for the securities as a fiduciary or agent for one or more investor accounts, Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Purchaser is a sophisticated investor, experienced in investing and other relevant business matters, including with respect to private investments of a similar nature, as is capable of independently evaluating the merits and risks with regard to all transactions and investment strategies involving a security or securities investment in general and specifically with regard to an investment in the securities offered hereby, and exercised independent judgment in evaluating the Purchaser’s participation in the purchase of the securities. The Purchaser is not an entity formed for the specific purpose of acquiring the securities.

(f) Disclosure of Information. The Purchaser has had sufficient opportunity to discuss NewCo’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares with NewCo’s management.

(g) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser, any person acting on behalf of the Purchaser or any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Parent, on the one hand, and NewCo and the Company, on the other hand, in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Parent and the Company, any person on behalf of Parent and the Company or any of their affiliates.

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3. Representations and Warranties of Parent and NewCo. Each of Parent and NewCo represent and warrant to the Purchaser as follows:

(a) Incorporation and Corporate Power. Each of Parent and NewCo are duly formed and validly existing as exempted companies under the under the laws of the Cayman Islands and each has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. All action required to be taken by Parent’s and NewCo’s Board of Directors in order to authorize Parent and NewCo to enter into this Agreement have been taken. This Agreement, when executed and delivered by Parent and NewCo, shall constitute the valid and legally binding obligation of Parent and NewCo, enforceable against Parent and NewCo in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Parent in connection with the consummation of the transactions contemplated by this Agreement, except for applicable requirements of the Securities Act, and applicable state securities laws, if any.

(d) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of Parent’s or NewCo’s the organizational documents, as they may be amended from time to time, (ii) of any instrument, judgment, order, writ or decree to which Parent or NewCo is a party or by which it is bound, (iii) under any note, indenture or mortgage to which Parent or NewCo is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which Parent or NewCo is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Parent or NewCo, as applicable, in each case (other than clause (i)) which would have a material adverse effect on Parent or NewCo, as applicable, or its ability to consummate the transactions contemplated by this Agreement; provided that to the extent that a waiver or consent is required in order to issue the Purchased Shares, such consent will be obtained prior to issuing the Purchased Shares.

(e) SEC Filings. None of Parent’s reports and other filings with the Sec contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Survival. The representations and warranties made by Parent and NewCo in the Business Combination Agreement are true and correct, as qualified by the Parent Schedule or the Company Schedule, as applicable, and except to the extent that any failure to be so true and correct (without giving effect to any qualifications or limitations as to materiality or material adverse effect), individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the assets, business, liabilities, results of operations, or condition (financial or otherwise) of Parent or NewCo, as applicable, or the ability of Parent or NewCo, as applicable, to consummate the transactions contemplated hereby.

(g) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, neither Parent nor NewCo has made, makes or shall be deemed to make, any other express or implied representation or warranty with respect to Parent or NewCo, as applicable, this offering or the Business Combination, and Parent and NewCo disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, Parent and NewCo specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

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4. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Lock-up; Transfer Restrictions. The Purchaser agrees that, until the earlier of the Maturity Date and the date all Prepaid Forward Purchase Shares have been sold, it shall not directly or indirectly transfer any Prepaid Forward Purchase Shares, Purchased Shares or Commitment Shares except as in compliance with this Agreement.

(b) No Hedging, etc. Prior to the Maturity Date, the Purchaser agrees not to (i) effect any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (but shall not be deemed to include locating and/or borrowing shares of Parent Ordinary Shares), (ii) trade in publicly-traded options, puts, calls, or other derivative instruments related to Bowen’s equity or debt securities or (iii) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of Parent.

(c) Company Option. Parent and Purchaser may agree to increase the size of the facility through the issuance of warrants with underlying registration rights. The precise mechanism for increasing the size of the facility through warrants shall be mutually agreed to by Parent, NewCo and Purchaser prior to formalization.

(d) Trust Fund.

(i) The Purchaser hereby acknowledges that it is aware that Parent has established a trust account for the benefit of its public stockholders (the “Trust Fund”). The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Fund, or any other asset of Parent as a result of any liquidation of Parent, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares of Parent held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Fund, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Fund that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares of Parent held by it. If the Purchaser has any Claim against Parent under this Agreement, the Purchaser shall pursue such Claim solely against Parent and its assets outside the Trust Fund and not against the property or any monies in the Trust Fund, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any public shares of Parent held by it.

5. Additional Agreements, Acknowledgements and Waivers of Bowen and the Company.

(a) Parent and NewCo shall comply with the Securities and Exchange Commission’s guidance, including Compliance and Disclosure Interpretation No. 166.01, for all relevant disclosure in connection with this Agreement and the transactions contemplated hereby, and will not file with the SEC any Current Report on Form 8-K, Registration Statement on Form S-4, including any post-effective amendment thereof, proxy statement, or other document that includes any disclosure regarding this Agreement and the transactions contemplated hereby without consulting with and reasonably considering any comments received from Purchaser, provided that, no consultation shall be required with respect to any subsequent disclosures that are substantially similar to prior disclosures by Parent that were reviewed by Purchaser.

(b) Purchaser hereby waives all redemption rights with respect to the Forward Purchase Shares in connection with the Business Combination.

(c) Purchaser has agreed not to vote the shares it purchases pursuant to this Agreement at any vote of Parent’s stockholders in connection with the Business Combination. This Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with Compliance and Disclosure Interpretation No. 166.01.

(d) The Purchaser waives all rights to vote such Purchased Shares until the earlier of the consummation of the Business Combination and the termination of the Business Combination Agreement. NewCo hereby agrees and acknowledges that, prior to the consummation of the Business Combination, the Purchaser shall not be deemed an “affiliate” of Parent within the meaning of Rule 144.

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(e) Should a registration statement become a requirement to affect the sale of the Prepaid Forward Purchase Shares, the Parties shall agree to file a registration statement under mutually agreed terms.

6. Termination.

(a) This Agreement may be terminated at any time prior to the Forward Closing:

(i) by mutual written consent of Parent, NewCo and the Purchaser;

(ii) by Purchaser, if there is any amendment to the Business Combination Agreement to which the Purchaser has not consented and which the Purchaser reasonably determines affects the value of the Forward Purchase Shares;

(iii) automatically if the Parties cannot reach an agreement under Section 5(e);

(iv) automatically if the Business Combination is not consummated by the one-year anniversary of the date of this Agreement; and

(v) automatically if it is determined by Parent, in its sole and reasonable discretion, that the transactions contemplated by this Agreement would result in a liability being recorded on the balance sheet of Parent or otherwise adversely impair the ability of Parent to satisfy the requirements of SEC Rule 419 and consummate the Business Combination.

(b) In the event of a termination of this Agreement prior to the Business Combination Closing pursuant to Section 6(a)(ii), the Prepaid Forward Purchase Price, if paid, and all Purchaser’s funds paid in connection herewith shall be returned to the Purchaser on the trust redemption or liquidation date and Purchaser shall return all Forward Purchase Shares. In the event of a termination of this Agreement following the Business Combination Closing, the Purchaser shall return the Prepaid Forward Purchase Shares to Parent and any remaining amounts in respect of the Prepaid Forward Purchase Shares will be retained by Purchaser, less any amounts still owed to Parent from sales effected prior to the Maturity Date, and, in either case, thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser, Parent or NewCo or their respective directors, officers, employees, partners, managers, members, or stockholders, and all rights and obligations of each Party shall cease; provided, however, that nothing contained in this Section 6 shall relieve any Party from liabilities or damages arising out of any fraud or willful breach by such Party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7. Indemnification. Parent and NewCo, jointly and severally, agree to indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, judgments, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorney’s fees), joint or several, which Purchaser may become subject to, as a result of entering into this Agreement, other than for any breach of this Agreement by Purchaser for which Purchaser shall not be indemnified.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the Party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications to any Party shall be sent to such Party’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

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(b) No Finder’s Fees. Each Party represents that it will is and will not be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless Parent and NewCo from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. Each of Parent and NewCo agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Parent, NewCo or any of their respective officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the execution of this Agreement.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no Party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the Parties, and any dispute between the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York located in New York County and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York located in New York County or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision except with the prior written consent of the Parties.

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(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives should that it is enforceable, and to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. NewCo and Parent shall reimburse the Purchaser for all reasonable and documented legal fees incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated herby upon the Business Combination Closing. Parent and NewCo also agree to reimburse the Purchaser for any commissions payable to acquire the Purchased Shares upon the Business Combination Closing. Parent shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Shares.

(o)  Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached will not detract from or mitigate the fact that such Party is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that Parent and NewCo shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

(r) Counterparts; Electronic Execution. This Agreement may be signed in multiple counterparts and each counterpart shall represent a fully executed original as if signed by the Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER

Harraden Circle Investments, LLC

Investment Manager to:

Harraden Circle Investors, LP

Harraden Circle Special Opportunities, LP

By:	/s/ Frederick V. Fortmiller

Name: Frederick V. Fortmiller

Title: Managing Member

Address for Notices:

299 Park Ave 21st FL

New York, NY 10171

Email: fformiller@harraden.com

With a copy to:

PARENT

Bowen Acquisition Corp.

By:	/s/ Jiangang Luo

Name: Jiangang Luo

Title: CEO

Address for Notices:

Bowen Acquisition Corp

420 Lexington Ave, Suite 2446

New York, NY 10170
Attn: Jiangang Luo
Email: jiangangluo@bowenBowen.com

With a copy to:

Graubard Miller

405 Lexington Ave, 44th Floor

New York, NY 10174

Attention: David Alan Miller, Esq., Jeffrey M. Gallant, Esq., Eric Schwartz, Esq.

E-mail: dmiller@graubard.com; jgallant@graubard.com; eschwartz@graubard.com

Signature Page to the Prepaid Forward Purchase Agreement

NewCo

By:	/s/ Xiaoqin Lin

Qianzhi Group Holdings (Cayman) Limited

1705, Block B, KK 100 Building

5016 East Shennan Road

Luoho District, Shenzhen

Guangdong Province, 51800

Peoples Republic of China

Attention: Xiaoqin Lin, Chief Executive Officer

Liangwen Wang, Chief Financial Officer

E-mail: 395644267@qq.com (Lin); 275267023@qq.com (Wang)

with copies to (which shall not constitute notice):

Becker & Poliakoff, P.A.-

45 Broadway, 17th Floor

New York, NY 10006

Attention: Chengying Xiu, Esq.

E-mail: jxiu@beckerlawyers.com

Signature Page to the Prepaid Forward Purchase Agreement